Exhibit 99.1

CTPartners Executive Search Inc. Announces Fourth Quarter and Full Year 2014 Financial Results and Provides a Corporate Update

NEW YORK - April 15, 2015 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the fourth quarter and full year ended on December 31, 2014. The results are consistent with the Company’s preliminary financial results announced on January 28, 2015. In addition, the Company provided an update on its corporate leadership, current financial position, its first quarter 2015 operating performance and outlook.

Fourth Quarter 2014 Financial Results

Net revenue for the fourth quarter of 2014 increased 22.7% to $42.1 million over the $34.3 million reported in the prior year’s fourth quarter. Compared to last year’s fourth quarter, North America revenue increased 13.9% to $23.1 million over $20.3 million; EMEA was up 19.8% at $10.8 million compared to $9.0 million; Asia Pacific revenue grew 84.8% to $4.5 million compared to $2.4 million; and Latin America’s revenue of $3.7 million rose 42.5% compared to $2.6 million in last year’s fourth quarter. On a practice basis, year-over-year, Financial Services improved 41.5% to $14.4 million; Life Sciences increased 42.2% to $8.0 million; Industrial rose 32.4% to $4.7 million; Consumer/Retail revenue was up 25.4% to $5.0 million; and Technology Media & Telecom grew 15.9% to $4.7 million. Professional Services was lower compared to the year-ago fourth quarter, with revenue of $5.2 million.

Foreign currency exchange did not have a material impact on revenue in the fourth quarter or full year 2014, however, the Company believes that its impact on financial results in 2015 will be greater because of the Company’s anticipated 2015 revenue mix.

Compensation expense, excluding non-operating expenses, increased to $32.9 million, or 78.1% of revenue, compared to $25.4 million, or 73.9% of revenue, in the fourth quarter of 2013 due to higher sales volume. General and administrative expenses, excluding non-operating expenses, were $10.0 million, or 23.7% of revenue, compared with $7.3 million, or 21.3% of revenue, in the fourth quarter of 2013 due to costs related to recent acquisitions and business development activities.

GAAP net loss attributable to the Company for the fourth quarter was $1.3 million, or $0.17 per share, compared to net income of $0.1 million, or $0.02 per share, for last year’s fourth quarter. Excluding after-tax non-operating items of $0.7 million and $0.9 million for 2014 and 2013, respectively, 2014 fourth quarter adjusted net loss was $0.6 million, or $0.08 per share, compared to an adjusted net income of $0.9 million, or $0.12 per share, in the prior year’s fourth quarter. A reconciliation of non-GAAP measures is included in this news release.

Adjusted operating loss was $0.09 million in the fourth quarter compared to an adjusted operating income of $1.5 million in the year-ago fourth quarter. Adjusted operating margin was negative 2.0% in the fourth quarter compared to positive 4.4% in the 2013 fourth quarter. Adjusted EBITDA was a loss of $0.3 million in the 2014 fourth quarter compared to $2.1 million in the year-ago fourth quarter. Adjusted EBITDA margin was negative 0.6% and positive 6.0% in the fourth quarter of 2014 and 2013, respectively.

Full Year Financial Results

For the full year, net revenue grew to $172.5 million compared to net revenue of $130.3 million for the full year ended December 31, 2013. GAAP net income attributable to the Company in 2014 was $3.3 million, or $0.44 per share, compared to a net loss of $1.6 million, or $0.23 per share, for the full year ended December 31, 2013. Excluding after-tax non-operating items of $1.8 million and $3.4 million for 2014 and 2013, respectively, adjusted net income in 2014 was $5.2 million, or $0.70 per share compared to adjusted net income of $1.8 million, or $0.24 per share, in the prior year. Adjusted EBITDA more than doubled to $11.1 million for the full year compared to $5.1 million in the year-ago period. A reconciliation of non-GAAP measures is included in this news release.

Performance Metrics - Fourth Quarter and Full Year 2014

•
The Company was engaged in 391 new search assignments in the 2014 fourth quarter, a 14.3% increase compared to 342 in the year-ago quarter. For the full year, new search assignments rose 24.9% to 1,742 compared to 1,395 for the 2013 full year.

•	The number of placements was 370 in the fourth quarter of 2014 compared with 275 in last year’s comparable quarter. The placement rate for this year’s fourth quarter was 80%.

•
CTPartners had 157 consultants at December 31, 2014 compared with 128 consultants at the end of last year’s comparable quarter. The net revenue per consultant was $1.1 million for the fourth quarter and $1.2 million for the full year representing an 18.2% improvement over the 2013 full year.

•	Average revenue per search was $98,300 compared to $101,800 in the year-ago quarter. For the full year, average revenue per search grew 4.1% to $101,300.

•	The number of clients representing repeat business was 77% in the fourth quarter and 86 new clients engaged CTPartners for the first time.

New Debt Financing

The Company recently announced that it has closed on the sale of $6.25 million of second-lien notes due April 2020, the first of two tranches of notes issuable pursuant to its note purchase agreement (the “Note Purchase Agreement”) with a publicly traded insurance company and an affiliate thereof. The second tranche of $6.25 million of second-lien notes is scheduled to close 90 days after the first funding, subject to certain conditions set forth in the Note Purchase Agreement. The proceeds of the sale of the notes will be used to reduce the amounts outstanding under the Company’s senior revolving credit facility.

CEO Transition

As previously announced, CTPartners’ Chief Operating Officer David Nocifora was appointed to the position of Chief Executive Officer effective April 16, 2015, replacing Brian M. Sullivan. Mr. Nocifora has also been elected to the Company’s Board of Directors. Through 2012, Mr. Nocifora was the Chief Financial Officer and has held executive level positions at the Company since 1994. Prior to being named CEO was responsible for the firm’s entire operating organization including Administration, Human Resources, Information Technology, Research and Office Operations.

Special Committee of the Board of Directors Update

The Company said that the Special Committee of the Board of Directors is continuing to review all of CTPartners strategic alternatives with a view to maximize value for all of CTP’s shareholders, including a previously announced, unsolicited, non-binding proposal from DHR International, Inc.

First Quarter 2015 Operating Performance Update

The Company commented on its operating performance in the first quarter of 2015 based on data available on April 15, 2015. On a preliminary basis, search assignments have increased 11.5% sequentially to 436 in this year’s first quarter over the 391 search assignments for the fourth quarter of 2014. Also, the Company expects to report approximately $35 million in revenue during the first quarter 2015. The Company stated that it has withdrawn its full year 2015 revenue guidance that was provided on January 28th, 2015.

CTPartners commented that its international operations, which contributed 40% of total revenue in 2014, remains strong and continued to experience solid demand for its services from existing and new clients. As of April 15, 2015,

CTPartners had 149 partners. The US based business experienced softness because of reduced client demand as the Company’s reputation was compromised due to adverse and misleading media reports as well as the departure of fifteen senior level consultants.

About CTPartners
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as extensive experience in serving private equity and venture capital firms.
From its 44 offices in 24 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to successfully integrate new executive search consultants and acquired search firms into our operations; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on April 15, 2015. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
CTPartners

William J. Keneally - Chief Financial Officer
216-682-3103
wkeneally@ctnet.com
EVC Group
Chris Dailey/Robert Jones - Investor Relations
646-445-4801
cdailey@evcgroup.com

Adjusted Performance Measure, Excluding Non-Operational Charges
We utilize Adjusted Net Income/(Loss) and Adjusted Income/(Loss) per common share, non-GAAP financial measures, as measures of our results of operations. We calculated Adjusted Net Income/(Loss) as Net Income/(Loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions, including non-recurring integration costs

•	Impairment charges

•	Tax effect of the above adjustments
We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP.
Management evaluates the Company’s performance based on Adjusted Net Income/(Loss), and Adjusted Net Income/(Loss) per share. These measures should not be viewed as substitutes for financial information determined in accordance with GAAP, nor are necessarily comparable to the non-GAAP performance measures that may be presented by other companies. We believe the presentation of these non-GAAP measures provides meaningful supplemental information regarding our performance, excluding certain charges that may not be indicative of our core operating results. We include these non-GAAP measures because we believe they are useful to investors in providing more transparency with respect to operational drivers of the business and the supplemental information used by management in evaluation of our ongoing operations.

Reconciliation of Non-GAAP Measures

	(in thousands, except per share amounts)
	Year ended December 31
	2014	2013
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net income/(loss)	$3,395	$(1,770)
Adjustments:
Post-combination compensation and reorganization expense	39	2,659
Foreign exchange loss/(gain) on funding of foreign subsidiaries	467	867
Costs incurred for acquisition and integration	2,443	1,748
Impairment charges	—	594
Tax effect of the adjustments	(1,121)	(2,280)
Adjusted net income	$5,223	$1,818

Interest expense/(income)	266	179
Tax expense/(benefit)	3,202	1,165
Adjusted operating income	8,691	3,162
Depreciation and amortization	$2,361	$1,982
Adjusted EBITDA	$11,052	$5,144

Adjusted operating margin	5.0%	2.4%

Adjusted EBITDA margin	6.4%	3.9%

Earnings per common share, as adjusted	$0.70	$0.24

Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash	$5,215	$5,654
Accounts receivable, net	38,742	26,381
Other receivables	601	433
Prepaid expenses	4,284	3,974
Deferred income taxes	4,829	3,184
Other	5,327	4,411
Total current assets	58,998	44,037
Non-current assets
Leasehold improvements and equipment, net	5,681	4,149
Goodwill	11,789	5,811
Intangibles, net	4,882	3,746
Other assets	7,366	5,517
Deferred income taxes	3,641	5,482
	$92,357	$68,742
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$4,280	$4,762
Line of credit	17,207	—
Accounts payable	4,965	3,813
Accrued compensation	32,220	25,201
Accrued business taxes	3,430	2,079
Income taxes payable	774	710
Accrued expenses	2,532	5,571
Total current liabilities	65,408	42,136
Long-Term Liabilities
Long-term debt, less current maturities	3,549	1,295
Deferred rent, less current maturities	646	1,050
Total long-term liabilities	4,195	2,345
Noncontrolling redeemable interest	—	4,088
Stockholders’ Equity
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	38,116	37,778
Accumulated deficit	(10,935)	(14,242)
Accumulated other comprehensive (loss), net of tax	(2,308)	(1,275)
Treasury stock at cost	(2,127)	(2,096)
	22,754	20,173
	$92,357	$68,742

See Notes to Consolidated Financial Statements.

CTPARTNERS EXECUTIVE SEARCH INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)

	Year Ended December 31, 2014	Year Ended December 31, 2013
Revenue
Net revenue	$172,533	$130,278
Reimbursable expenses	4,290	4,002
Total revenue	176,823	134,280
Operating expenses
Compensation and benefits	128,727	100,553
General and administrative	37,544	31,985
Reimbursable expenses	4,810	4,448
Total Operating Expenses	171,081	136,986
Operating income (loss)	5,742	(2,706)
Interest expense, net	(266)	(179)
Income (loss) before income taxes	5,476	(2,885)
Income tax (expense) benefit	(2,081)	1,115
Net income (loss)	3,395	(1,770)
Net (income) loss attributable to redeemable noncontrolling interest	(88)	138
Net income (loss) attributable to the Company	$3,307	$(1,632)

Basic and diluted loss per common share	$0.46	$(0.23)
Diluted income (loss) per common share	0.44	(0.23)
Basic and diluted weighted average common shares	7,213,345	7,055,734
Diluted weighted average common shares	7,489,552	7,055,734
See Notes to Consolidated Financial Statements.

CTPARTNERS EXECUTIVE SEARCH INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2014	2013
Cash Flows From Operating Activities
Net income (loss)	3,395	(1,770)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation and amortization	2,361	1,982
Reorganization charges	—	48
Share-based compensation	669	796
Amortization of discount on seller notes	9	116
Change in fair value of seller notes payable	(458)	—
Amortization of post-combination compensation	—	1,878
Impairment charges	—	594
Deferred income taxes	98	(2,736)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(11,978)	(1,104)
Prepaid expenses	857	423
Other assets and receivables	(1,683)	(1,027)
Accounts payable	640	1,792
Accrued compensation	8,049	908
Accrued business taxes	1,316	(22)
Income taxes payable	(75)	323
Accrued expenses	(3,078)	983
Deferred rent	(313)	(266)
Net cash provided by (used in) operating activities	(191)	2,918
Cash Flows From Investing Activities
Acquisition of businesses	(3,740)	(1,033)
Acquisition of noncontrolling interest	(1,629)	—
Purchase of leasehold improvements and equipment	(2,696)	(1,665)
Notes receivable issued	(4,591)	(7,210)
Repayment of notes receivable	1,000	173
Net cash used in investing activities	(11,656)	(9,735)
Cash Flows From Financing Activities
Principal payments on long-term debt	(5,992)	(3,745)
Net proceeds (payments) on revolving credit facility	17,207	—
Repurchase of common stock	58	—
Net cash provided by/(used in) financing activities	11,273	(3,745)
Net decrease in cash	(574)	(10,562)
Effect of foreign currency on cash	135	269
Cash:
Beginning	5,654	15,947
Ending	5,215	5,654

See Notes to Consolidated Financial Statements.

CTPARTNERS EXECUTIVE SEARCH INC.
PERFORMANCE METRICS

REVENUE BY REGION

YEAR OVER YEAR	Q4 2014		Q4 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 23,123	54.9%	$ 20,294	59.1%	$ 2,829	13.9%
EMEA	10,768	25.6%	8,985	26.4%	1,783	19.8%
Asia Pacific	4,524	10.7%	2,448	7.1%	2,076	84.8%
Latin America	3,696	8.8%	2,593	7.6%	1,103	42.5%
TOTAL	$ 42,111	100%	$ 34,320	100%	$ 7,791	22.7%

REVENUE BY PRACTICE

YEAR OVER YEAR	Q4 2014		Q4 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 14,407	34.2%	$ 10,180	29.7%	$ 4,227	41.5%
TMT	4,680	11.1%	4,038	11.8%	642	15.9%
Life Sciences	8,036	16.4%	5,653	16.5%	2,383	42.2%
Professional Services	5,211	12.4%	6,852	20.0%	(1,641)	-23.9%
Consumer/Retail	5,028	11.9%	4,010	11.7%	1,018	25.4%
Industrial	4,749	10.4%	3,587	10.5%	1,162	32.4%
TOTAL	$ 42,111	96%	$ 34,320	100%	$ 7,791	22.7%

REVENUE BY REGION, SEQUENTIAL

SEQUENTIALLY	Q4 2014		Q3 2014
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 23,123	54.9%	$ 25,896	57.0%	$ (2,773)	-10.7%
EMEA	10,768	25.6%	11,457	25.2%	(689)	-6.0%
Asia Pacific	4,524	7.1%	3,732	8.2%	792	21.2%
Latin America	3,696	8.8%	4,354	9.6%	(658)	-15.1%
TOTAL	$ 42,111	96%	$ 45,439	100%	$ (3,328)	-7.3%

CTPARTNERS EXECUTIVE SEARCH INC.
PERFORMANCE METRICS (CONTINUED)

REVENUE BY PRACTICE, SEQUENTIAL

SEQUENTIALLY	Q4 2014		Q3 2014
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 14,407	34.2%	$ 11,561	25.4%	$ 2,846	24.6%
TMT	4,680	11.1%	6,157	8.5%	(1,477)	-24.0%
Life Sciences	8,036	16.4%	9,103	20.0%	(1,067)	-11.7%
Professional Services	5,211	12.4%	7,765	17.1%	(2,554)	-32.9%
Consumer/Retail	5,028	11.9%	5,589	12.3%	(561)	-10.0%
Industrial	4,749	10.4%	5,264	11.6%	(515)	-9.8%
TOTAL	$ 42,111	96%	$ 45,439	95%	$ (3,328)	-7.3%

SUPPLEMENTAL INFORMATION

	Three Month Period Ended December 31		Increase / (Decrease)	% Increase / (Decrease)
	2014	2013
# of new search assignments	391	342	49	14.3%
# of executive search consultants	157	128	29	22.7%
Productivity	$ 1,116,000	$ 1,098,000	$ 18,000	1.6%
Avg. revenue per executive search	$ 98,300	$ 101,800	$ (3,500)	-3.4%

REVENUE BY REGION, FULL YEAR

YEAR OVER YEAR	FY 2014		FY 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 100,251	58.1%	$ 78,140	60.0%	$ 22,111	28.3%
EMEA	42,830	24.8%	32,610	25.0%	10,220	31.3%
Asia Pacific	13,483	7.8%	6,982	5.4%	6,501	93.1%
Latin America	15,969	9.3%	12,546	9.6%	3,423	27.3%
TOTAL	$ 172,533	100%	$ 130,278	100%	$ 42,255	32.4%

CTPARTNERS EXECUTIVE SEARCH INC.
PERFORMANCE METRICS (CONTINUED)

REVENUE BY PRACTICE, FULL YEAR

YEAR OVER YEAR	FY 2014		FY 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 51,324	29.7%	$ 33,989	26.1%	$ 17,335	51.0%
TMT	21,419	12.4%	14,754	11.3%	6,665	45.2%
Life Sciences	30,980	18.0%	24,397	18.7%	6,583	27.0%
Professional Services	29,225	18.5%	24,036	18.4%	5,189	21.6%
Consumer/Retail	20,301	11.8%	18,495	14.2%	1,806	9.8%
Industrial	19,284	11.2%	14,607	11.2%	4,677	32.0%
TOTAL	$ 172,533	102%	$ 130,278	100%	$ 42,255	32.4%

SUPPLEMENTAL INFORMATION, FULL YEAR

	Full Year		Increase / (Decrease)	% Increase / (Decrease)
	2014	2013
# of new search assignments	1742	1395	347	24.9%
# of executive search consultants	157	128	29	22.7%
Productivity	$ 1,232,000	$ 1,042,000	$ 190,000	18.2%
Avg. revenue per executive search	$ 101,300	$ 97,300	$ 4,000	4.1%